UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2017 (July 19, 2017)

FRED’S, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number 001-14565

Tennessee	62-0634010
(State or Other Jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

4300 New Getwell Road, Memphis, Tennessee 38118
(Address of principal executive offices)

(901) 365-8880
Registrant’s telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☐

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02.                      DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
(b)
Effective as of July 19, 2017, Rick J. Hans will no longer serve as the Executive Vice President, Chief Financial Officer and Secretary of Fred’s, Inc. (the “Company”).  Mr. Hans will continue with the Company in an advisory capacity until on or about August 18, 2017.
(c)
On July 19, 2017, Jason A. Jenne was appointed by the Company to succeed Mr. Hans as the Company’s Executive Vice President, Chief Financial Officer and Secretary.  Mr. Jenne, age 47, has served as the Company’s Senior Vice President, Finance since September 2016.  From 1998 to 2016, Mr. Jenne held positions of increasing responsibility at True Temper Sports, a sports equipment manufacturer, including Corporate Controller, Vice President of Finance, Chief Operating Officer, Chief Financial Officer, and President and Chief Executive Officer. From 1994 to 1998, Mr. Jenne served as a Senior Internal Auditor, Manager of Financial Planning, Plant Controller and Division Controller at Emerson Electric, a publicly traded technology and engineering company. From 1993 to 1994, Mr. Jenne served as a staff auditor at Scheffel Boyle, a regional public accounting firm. Mr. Jenne holds a Bachelor’s Degree in Accounting and Finance from Southern Illinois University and is a Certified Public Accountant.
In connection with Mr. Jenne’s appointment as the Company’s Executive Vice President, Chief Financial Officer and Secretary, Mr. Jenne and the Company entered into that certain Amendment No. 1 to Employment Agreement (the “Amendment”), which amends that certain Employment Agreement, dated as of April 10, 2017 (the “Employment Agreement”), between Mr. Jenne and the Company. The Amendment modifies the terms of Mr. Jenne’s Employment Agreement to provide for (i) Mr. Jenne’s new title and compensation; (ii) a one-time award of restricted stock valued at $200,000; and (iii) the modification of the definition of “Change of Control” to be identical with the definition of “Change in Control” as set forth in the Fred’s, Inc. 2017 Long-Term Incentive Plan, as amended.  The other terms of the Employment Agreement were not modified and are substantially similar to the terms set forth in the employment agreements between the Company and its other named executive officers, which were previously summarized in the Company’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 13, 2017 and incorporated herein by reference.
Mr. Jenne’s service as the Company’s Executive Vice President, Chief Financial Officer and Secretary was not pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Jenne and any director or other executive officer of the Company. There are no transactions between Mr. Jenne and the Company required to be disclosed under Item 404(a) of Regulation S-K.
The foregoing description of Mr. Jenne’s Employment Agreement and the Amendment do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Employment Agreement and the Amendment, copies of which are attached to this report as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.
ITEM 7.01                          REGULATION FD.
On July 19, 2017, the Company issued a press release regarding the matters described above. The full text of this press release is attached to this report as Exhibit 99.1 and is incorporated herein by reference.
Pursuant to the rules and regulations of the SEC, the information furnished pursuant to Item 7.01 of this report is deemed to have been furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

ITEM 9.01                          FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

10.1	Employment Agreement, dated as of April 10, 2017, between Fred’s, Inc. and Jason A. Jenne.

10.2	Amendment No. 1 to Employment Agreement, dated as of July 19, 2017, between Fred’s, Inc. and Jason A. Jenne.

99.1	Press Release of Fred’s, Inc., dated July 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRED’S, INC.
(Registrant)

Date: July 19, 2017	By:	/s/ Michael K. Bloom
	Name:	Michael K. Bloom
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated as of April 10, 2017, between Fred’s, Inc. and Jason A. Jenne.

10.2	Amendment No. 1 to Employment Agreement, dated as of July 19, 2017, between Fred’s, Inc. and Jason A. Jenne.

99.1	Press Release of Fred’s, Inc., dated July 19, 2017.